UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     January 18, 2005

World Air Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	20-2121036

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269

(Address of Principal Executive Offices)

(770) 632-8000

(Registrant’s Telephone Number, Including Area Code)

World Airways, Inc.

(Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 3.02. Unregistered Sales of Equity Securities.

     On January 18, 2005, The Boeing Company, a Delaware corporation (“Boeing”), exercised warrants (the “Boeing Warrants”) for 1,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), of World Air Holdings, Inc., a Delaware corporation (the “Registrant”), at an exercise price of $2.50. The Boeing Warrants were issued to Boeing by World Airways, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant, pursuant to a Warrant Agreement, dated as of March 28, 2000, entered into in connection with certain aircraft lease agreements. The Boeing Warrants had an expiration date of March 29, 2005.

     The shares of Common Stock issued upon exercise of the Boeing Warrants were issued by the Registrant in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving a public offering. Such shares have been, however, registered for resale under the Securities Act.

     A copy of the press release issued by the Registrant on January 18, 2005, announcing the exercise of the Boeing Warrants, is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Document
99.1	Press Release of World Airways, Inc. issued on January 18, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Air Holdings, Inc. (Registrant)
Date: January 19, 2005	By:	/s/ Randy J. Martinez
		Name:	Randy J. Martinez
		Title:	President and Chief Executive Officer